EXHIBIT 99.1


WIRELESS SYNERGIES, INC./2KSOUNDS, INC.
21700 Oxnard Street
Suite 1030
Woodland Hills, California 91367
Contact:  John Guidon, President and Chief Executive Officer
(818) 593-2225
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FOR IMMEDIATE RELEASE ()

                         WIRELESS SYNERGIES AND 2KSOUNDS
                           ANNOUNCE CLOSING OF MERGER

      WOODLAND HILLS, CALIFORNIA - APRIL 5, 2002 - WIRELESS SYNERGIES, INC. (OTC-BB: WLSY), AND 2KSOUNDS, INC. announced here today that they had consummated their previously announced merger as of March 29, 2002, and that 2KSounds is now a wholly-owned subsidiary of Wireless. Upon consummation of the merger, John Guidon, Michael Blakey, Bruce Gladstone and J. Michael Nixon, each a member of the Board of Directors of 2KSounds, were appointed by the sole director of Wireless to serve as directors of Wireless until the next annual meeting of Wireless' stockholders.

At the closing, Wireless Synergies issued 15.5 million shares of its common stock in exchange for all of the outstanding common stock and Series A Preferred Stock of 2KSounds. The 15.5 million shares of common stock issued by Wireless at the closing represented 77.5% of the total number of outstanding shares of common stock of Wireless, after giving effect to the merger.

Wireless is currently preparing a Current Report on Form 8-K disclosing the consummation of the merger as well as certain information concerning the company's new management team as well as the business of its new subsidiary, 2KSounds, which constitutes the sole operating business of Wireless. Wireless expects to file the Current Report on Form 8-K with the Securities and Exchange Commission on or before April 15, 2002.

Following the closing of the merger, the new Board of Directors of Wireless announced that it had approved a change in the name of Wireless to 2KSounds Corporation, and that the company intends to complete a 20-for-1 forward split of its outstanding common stock. To change the name of the company and to complete the forward stock split, the Board of Directors has adopted amendments to Wireless' articles of incorporation changing the name and increasing to 600 million shares the authorized capital stock of the company to accommodate the increase in the number of shares that will be outstanding as a result of the proposed forward split.

Wireless is currently preparing an Information Statement on Schedule 14C that will be mailed to Wireless stockholders in the near future which will describe these amendments and disclose that the company has received the consent of a majority of the outstanding common stock of the company to these changes. These amendments, including the name change, increase in authorized common stock and the 20-for-1 forward stock split will take effect approximately 20 days following the mailing of the Information Statement to the Wireless stockholders.

ABOUT WIRELESS SYNERGIES, INC.


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Wireless Synergies, Inc. is a holding company for its operating subsidiary,
2KSounds, Inc., which is an integrated music company located in Woodland Hills, California. 2KSounds locates and promotes new musical talent, and produces and distributes their music through a variety of methods, including joint ventures with major labels, sub-labeling and partnerships on albums by existing artists. Most significant, 2KSounds has entered into a direct distribution agreement with EMD, a division of EMI, one of the five major world-wide music companies, under which EMD will distribute all of 2KSounds music offerings. The principal executive offices of Wireless Synergies have been moved to the headquarters of 2KSounds in Woodland Hills, California.

Statements about the company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the company's actual results could differ materially from expected results.

Contact:
Wireless Synergies and 2KSounds, Inc., Woodland Hills
Joe Davis, (818) 593-2225;
email: invrel@2ksounds.com